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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 2002, except for Note w, as to which the date is June 3, 2002, relating to the financial statements, which appears in the Current Report on Form 8-K dated November 4, 2002. We also consent to the incorporation by reference of our report dated January 17, 2002 relating to the financial statement schedule, which appears in International Business Machines Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
January 20, 2003